UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020

RAPT Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38997	47-3313701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

561 Eccles Avenue South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 489-9000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RAPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 18, 2020, RAPT Therapeutics, Inc. (the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for and against each matter, and if applicable, the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 29, 2020.

1.	Election of Directors

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Brian Wong, M.D., Ph.D.	12,164,284	339,143	342,922
Mary Ann Gray, Ph.D.	12,497,461	5,966	342,922
Peter Svennilson	12,494,893	8,534	342,922

The Class I director nominees were elected to hold office until the Company’s 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	Ratification of Selection of Independent Registered Public Accounting Firm

Firm	Votes For	Votes Against	Abstentions
Ernst & Young LLP	12,822,766	3,672	19,911

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPT Therapeutics, Inc.

Dated: June 22, 2020	By:	/s/ Rodney Young
Rodney Young
Chief Financial Officer